Exhibit 11, 3rd Quarter 1997
                                            Form 10Q, Commission File
                                               Number 13671
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                GENERAL DYNAMICS CORPORATION

       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                    (UNAUDITED)

        (Dollars in millions, except per share data)
                    Third Quarter                Nine Months
                 1997        1996             1997       1996

NET EARNINGS  $       82    $       68     $      233   $     200

Weighted
average
common
shares
outstanding   62,835,890    63,119,640     62,823,514   63,202,704

NET EARNINGS
PER SHARE -
PRIMARY       $     1.30    $     1.07     $     3.69   $     3.15

Common Shares
from above    62,835,890    63,119,640     62,823,514   63,202,704

Assumed
exercise
of options
(treasury
stock method)    439,987       273,627        324,726      234,809
              63,275,877    63,393,267     63,148,240   63,437,513


NET EARNINGS
PER SHARE -
FULLY
DILUTED       $     1.30   $     1.07    $     3.68     $     3.15

Common shares
from above    62,835,890   63,119,640    62,823,514     63,202,704

Assumed
exercise
of options
(treasury
stock method)    509,468      319,164       509,468        319,164
              63,345,358   63,438,804    63,332,982     63,521,868
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